Exhibit 99.1

VIVINT SOLAR reports FOURTH QUARTER AND full year 2017 RESULTS

LEHI, Utah, March 7, 2018 -- Vivint Solar (NYSE: VSLR), today announced financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Operating Highlights

Key operating and development highlights include:

•	MW Booked of approximately 55 MWs for the quarter.

•	MW Installed of approximately 45 MWs for the quarter. Total cumulative MWs installed were approximately 865 MWs.

•	Installations were 6,467 for the quarter. Cumulative installations were 126,830.

•	Estimated Retained Value increased by approximately $80 million during the quarter to approximately $1.6 billion. Estimated Retained Value per Watt at quarter end was $2.00.

•	Cost per Watt was $2.95, an increase from $2.94 in the third quarter of 2017 and down from $3.08 in the fourth quarter of 2016.

Financing Activity

As of December 31, 2017, the company had $240 million in undrawn capacity in the aggregation facility and approximately 17 MWs of available installation capacity remaining in its tax equity funds. Subsequent to quarter end, the company closed a new tax equity partnership with a $75 million commitment that will fund the installation of approximately 52 MWs. In addition, the company received $401 million of non-binding tax equity term sheets for five tax equity partnerships. The company estimates that these tax equity partnerships will enable the company to install approximately 265 MWs of residential solar energy systems. These tax equity partnerships are subject to customary conditions and the execution of definitive documents.

Summary Fourth Quarter 2017 Financial Results

$ amounts in millions, except per share data
	Three Months Ended December 31,
	2017	2016	YoY
Revenue:
Operating leases and incentives	$31.2	$25.3	up 23%
Solar energy system and product sales	35.6	16.5	up 116%
Total Revenue	66.8	41.8	up 60%
Cost of revenue:
Operating leases and incentives	37.7	35.2	up 7%
Solar energy system and product sales	25.3	12.6	up 101%
Total cost of revenue	63.1	47.8	up 32%
Gross profit (loss)	3.7	(6.0)	up 162%
Loss from Operations	(26.9)	(38.1)	up 29%
Net income[1]	$183.9	$20.1	up 815%
Net income per diluted share[1]	$1.54	$0.18	up 756%
Non-GAAP net loss per share	$(0.43)	$(0.41)	down 5%

(1) In December 2017, the 2017 Tax Cuts and Jobs Act was enacted and significantly impacted U.S. tax law. As a result of this legislation, our fourth quarter provision for income taxes included a benefit of $188 million, which affected our net income and net income per diluted share.

Summary Full Year 2017 Financial Results

$ amounts in millions, except per share data
	Year Ended December 31,
	2017	2016	YoY
Revenue:
Operating leases and incentives	$150.9	$105.4	up 43%
Solar energy system and product sales	117.2	29.8	up 293%
Total Revenue	268.0	135.2	up 98%
Cost of revenue:
Operating leases and incentives	141.3	150.8	down 6%
Solar energy system and product sales	89.0	23.2	up 284%
Total cost of revenue	230.3	174.0	up 32%
Gross profit (loss)	37.7	(38.8)	up 197%
Loss from Operations	(84.2)	(202.5)	up 58%
Net income[1]	$209.1	$18.0	up 1062%
Net income per diluted share[1]	$1.77	$0.16	up 1006%
Non-GAAP net loss per share	$(1.58)	$(1.90)	up 17%

(1) In December 2017, the 2017 Tax Cuts and Jobs Act was enacted and significantly impacted U.S. tax law. As a result of this legislation, our full year provision for income taxes included a benefit of $188 million which, affected our net income and net income per diluted share.

Note: Totals may not sum due to rounding.

Guidance for the First Quarter 2018

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding 2018 financial results.

For the first quarter of 2018, Vivint Solar expects:

•	MW Installed: 40 MWs

•	Cost per Watt: $3.15 - $3.20

Earnings Conference Call

Vivint Solar will host an investor conference call and live webcast today, Wednesday, March 7, 2018, at 5:00 p.m. ET to discuss these financial results. To access the conference call, dial 1.866.393.4306 or 1.734.385.2616 for international callers. The conference ID is 537 6536. A listen-only webcast will be accessible on the investor relations page of the company’s website at investors.vivintsolar.com/ and will be archived and available on this site until April 30, 2018. Participants should follow the instructions provided on the website to download and install the necessary audio applications in advance of the call. In addition, the earnings presentation slides will be available on the investor relations page of the site by 5:00 p.m. ET along with this press release and the financial information discussed on today’s conference call at investors.vivintsolar.com/.

About Vivint Solar

Vivint Solar is a leading full-service residential solar provider in the United States. With Vivint Solar, customers can power their homes with clean, renewable energy and typically achieve significant financial savings over time. Offering integrated residential solar solutions for the entire customer lifecycle, Vivint Solar designs and installs the solar energy systems for its customers and offers monitoring and maintenance services. In addition to being able to purchase a solar energy system outright, customers may benefit from Vivint Solar's affordable, flexible financing options, power purchase agreements, or lease agreements, where available. Through an exclusive collaboration, Vivint Solar also offers solar plus storage systems with Mercedes-Benz Energy home batteries. For more information, visit www.vivintsolar.com or follow @VivintSolar on Twitter.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s guidance for Megawatts Installed and Cost per Watt, installation capacity remaining in tax equity funds, growth prospects, and operating and financial results, such as estimates of nominal contracted payments remaining, estimated retained value, and estimated retained value per watt, including the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs, and other federal and state incentives; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at investors.vivintsolar.com/.

Vivint Solar, Inc.
Consolidated Unaudited Balance Sheets
(In thousands)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$108,452	$96,586
Accounts receivable, net	19,665	12,658
Inventories	22,597	11,285
Prepaid expenses and other current assets	34,049	46,683
Total current assets	184,763	167,212
Restricted cash and cash equivalents	46,486	26,853
Solar energy systems, net	1,673,532	1,458,355
Property and equipment, net	15,078	23,199
Intangible assets, net	862	1,420
Prepaid tax asset, net	505,883	419,474
Other non-current assets, net	37,325	29,843
TOTAL ASSETS	$2,463,929	$2,126,356
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$40,736	$46,630
Accounts payable—related party	163	191
Distributions payable to non-controlling interests and redeemable non-controlling interests	16,437	16,176
Accrued compensation	20,992	20,003
Current portion of long-term debt	13,585	6,252
Current portion of deferred revenue	41,846	19,911
Current portion of capital lease obligation	4,166	5,163
Accrued and other current liabilities	29,675	19,364
Total current liabilities	167,600	133,690
Long-term debt, net of current portion	925,964	750,728
Deferred revenue, net of current portion	29,200	34,379
Capital lease obligation, net of current portion	1,599	5,476
Deferred tax liability, net	342,382	395,218
Other non-current liabilities	13,674	10,355
Total liabilities	1,480,419	1,329,846
Commitments and contingencies
Redeemable non-controlling interests	122,444	129,676
Stockholders' equity:
Common stock	1,151	1,102
Additional paid-in capital	559,788	542,348
Accumulated other comprehensive income	6,905	7,631
Retained earnings	213,107	5,217
Total stockholders' equity	780,951	556,298
Non-controlling interests	80,115	110,536
Total equity	861,066	666,834
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$2,463,929	$2,126,356

Vivint Solar, Inc.
Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue:
Operating leases and incentives	$31,151	$25,320	$150,862	$105,353
Solar energy system and product sales	35,629	16,451	117,166	29,814
Total revenue	66,780	41,771	268,028	135,167
Cost of revenue:
Cost of revenue—operating leases and incentives	37,741	35,230	141,305	150,796
Cost of revenue—solar energy system and product sales	25,313	12,579	88,977	23,185
Total cost of revenue	63,054	47,809	230,282	173,981
Gross profit (loss)	3,726	(6,038)	37,746	(38,814)
Operating expenses:
Sales and marketing	10,659	9,358	38,696	41,436
Research and development	653	761	3,340	2,979
General and administrative	19,140	21,796	79,399	81,802
Amortization of intangible assets	140	139	558	901
Impairment of goodwill	—	—	—	36,601
Total operating expenses	30,592	32,054	121,993	163,719
Loss from operations	(26,866)	(38,092)	(84,247)	(202,533)
Interest expense	16,557	11,469	64,264	34,008
Other (income) expense, net	(834)	(1,342)	352	(1,437)
Loss before income taxes	(42,589)	(48,219)	(148,863)	(235,104)
Income tax (benefit) expense	(181,265)	(2,812)	(157,333)	7,433
Net income (loss)	138,676	(45,407)	8,470	(242,537)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(45,245)	(65,545)	(200,628)	(260,523)
Net income available to common stockholders	$183,921	$20,138	$209,098	$17,986
Net income available per share to common stockholders:
Basic	$1.60	$0.18	$1.85	$0.17
Diluted	$1.54	$0.18	$1.77	$0.16
Weighted-average shares used in computing net income available per share to common stockholders:
Basic	114,847	110,198	113,132	108,190
Diluted	119,578	114,898	118,268	112,538

Vivint Solar, Inc.
Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$138,676	$(45,407)	$8,470	$(242,537)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,935	14,445	60,606	46,821
Amortization of intangible assets	140	139	558	901
Impairment of goodwill and intangible assets	—	—	—	36,601
Deferred income taxes	(151,321)	49,178	(52,828)	174,090
Stock-based compensation	3,416	4,469	12,917	10,614
Loss on solar energy systems and property and equipment	1,834	1,856	6,858	6,432
Noncash interest and other expense	2,067	2,198	9,422	7,161
Reduction in lease pass-through financing obligation	(970)	(960)	(4,515)	(4,239)
Losses (gains) on interest rate swaps	(834)	(1,333)	359	(1,591)
Excess tax detriment from stock-based compensation	—	(433)	—	(1,713)
Changes in operating assets and liabilities:
Accounts receivable, net	9,852	(578)	(7,007)	(9,022)
Inventories	(2,795)	(4,763)	(11,312)	(10,654)
Prepaid expenses and other current assets	(5,425)	(32,624)	10,864	(32,526)
Prepaid tax asset, net	(23,437)	(19,665)	(86,409)	(141,978)
Other non-current assets, net	419	(1,823)	(5,502)	(6,078)
Accounts payable	(967)	2,034	(93)	2,698
Accounts payable—related party	(312)	(234)	(192)	(1,714)
Accrued compensation	(1,005)	(2,767)	495	5,567
Deferred revenue	5,083	2,622	16,756	6,018
Accrued and other liabilities	464	(8,164)	6,699	(10,541)
Net cash used in operating activities	(9,180)	(41,810)	(33,854)	(165,690)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(65,426)	(87,362)	(276,651)	(405,635)
Payments for property and equipment	—	(88)	(672)	(2,785)
Proceeds from disposals of solar energy systems and property and equipment	476	220	2,428	913
Change in restricted cash and cash equivalents	(893)	(3,384)	(19,633)	(11,818)
Proceeds from state tax credits	1,504	5,169	3,720	5,169
Purchase of intangible assets	—	—	—	(291)
Net cash used in investing activities	(64,339)	(85,445)	(290,808)	(414,447)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	51,437	40,700	213,728	277,848
Distributions paid to non-controlling interests and redeemable non-controlling interests	(13,515)	(9,904)	(47,289)	(32,134)
Proceeds from long-term debt	50,000	88,989	356,750	589,246
Payments on long-term debt	(7,560)	(8,844)	(172,495)	(233,244)
Payments for debt issuance and deferred offering costs	(240)	—	(13,917)	(16,774)
Proceeds from lease pass-through financing obligation	1,114	971	3,581	2,388
Principal payments on capital lease obligations	(1,054)	(1,300)	(4,467)	(5,657)
Proceeds from issuance of common stock	34	192	637	2,837
Net cash provided by financing activities	80,216	110,804	336,528	584,510
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	6,697	(16,451)	11,866	4,373
CASH AND CASH EQUIVALENTS—Beginning of period	101,755	113,037	96,586	92,213
CASH AND CASH EQUIVALENTS—End of period	$108,452	$96,586	$108,452	$96,586

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	December 31,	September 30,	December 31,
	2017	2017	2016

Installations	6,467	7,076	6,460
Megawatts installed	44.6	46.5	47.1
Cumulative installations	126,830	120,363	99,598
Cumulative megawatts installed	864.9	820.3	681.1
Estimated nominal contracted payments remaining (in millions)	$3,021.6	$2,913.2	$2,568.6
Estimated retained value under energy contract (in millions)	$1,238.0	$1,175.5	$1,015.1
Estimated retained value of renewal (in millions)	$377.1	$359.7	$299.4
Estimated retained value (in millions)	$1,615.1	$1,535.2	$1,314.5
Estimated retained value per watt	$2.00	$1.98	$1.98

Sensitivity Analysis for Retained Value

The following table provides quantitative sensitivity analysis of our estimate of retained value of solar energy systems under contracts as of December 31, 2017, including both the contracted and estimated renewal portion, at a range of discount rates (retained value amounts in millions):

	4%	6%	8%
Estimated retained value under energy contract	$1,476.1	$1,238.0	$1,051.0
Estimated retained value of renewal	588.5	377.1	244.2
Total estimated retained value	$2,064.6	$1,615.1	$1,295.2

Non-GAAP Earnings per Share (EPS) Before Non-controlling Interests

We report GAAP EPS, which is based upon net income available to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. Additionally, we have excluded the effects of the federal tax rate reduction from 35% to 21% from the quarter and year ended December 31, 2017 and the goodwill impairment from the year ended December 31, 2016 as they are non-cash, non-recurring events that are not representative of our ongoing business. We believe that presenting non-GAAP EPS provides a meaningful supplemental measure of operating performance. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally, the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the diluted non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.43) and ($1.58) for the three months and year ended December 31, 2017.

Vivint Solar, Inc.
Reconciliation from GAAP EPS to Non-GAAP EPS
(In thousands, except per share data)

	Three Months Ended
	December 31, 2017		December 31, 2016
	Net Loss	EPS	Net Loss	EPS
Net income available to common stockholders	$183,921	$1.60	$20,138	$0.18
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(45,245)	(0.40)	(65,545)	(0.59)
Effect of federal tax rate reduction from 35% to 21%	(187,501)	(1.63)	—	—
Non-GAAP net loss	$(48,825)	$(0.43)	$(45,407)	$(0.41)
Weighted-average shares used in computing net loss per share		114,847		110,198

	Year Ended
	December 31, 2017		December 31, 2016
	Net Loss	EPS	Net Loss	EPS
Net income available to common stockholders	$209,098	$1.85	$17,986	$0.17
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(200,628)	(1.77)	(260,523)	(2.41)
Effect of federal tax rate reduction from 35% to 21%	(187,501)	(1.66)	—	—
Impairment of goodwill	—	—	36,601	0.34
Non-GAAP net loss	$(179,031)	$(1.58)	$(205,936)	$(1.90)
Weighted-average shares used in computing net loss per share		113,132		108,190

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Booked” represents the aggregate megawatt nameplate capacity of solar energy systems that were permitted during the period net of cancellations in the period.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts net of estimated cash distributions to fund investors and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for energy contracts.

Investor Contact:

Rob Kain
855-842-1844

ir@vivintsolar.com

Press Contact:

Helen Langan
385-202-6577

pr@vivintsolar.com